UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2012

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 26, 2012, BG Medicine, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the results of several studies related to the galectin-3 protein. The Company markets a blood test for galectin-3 called the BGM Galectin-3 test for heart failure, which was cleared by the FDA in 2010 and obtained the CE mark for commercialization in the EU. The findings from the studies were presented at a symposium held on Sunday, March 25, 2012 at the American College of Cardiology’s 61st Annual Scientific Session & Expo (“ACC”). The symposium was sponsored by the Company. In conjunction with these events, the Company will host a conference call and webcast on March 26, 2012 at 8:45 a.m. Eastern Time. The Press Release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release announcing Results from Galectin-3 Studies Presented at ACC, dated March 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: March 26, 2012	/s/ Michael W. Rogers
Michael W. Rogers Executive Vice President & Chief Financial Officer